Exhibit 99.1

Minutes of the Board of Directors

On July 10, 2007 the Board of Directors of Zulu Energy Corp, notice being waived, passed the following resolution:

RESOLVED: That Brant Hodyno, President and CEO be authorized to change the Company’s authorized capital from 100,000,000 common shares to 500,000,000 common shares, par value $0.0001. Preferred shares to remain unchanged at 10,000,000 par value $0.001.

There being no other business, the meeting was adjourned.

/s/ Brant Hodyno

    Brant Hodyno, Secretary